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                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the ___ day of ___________________, 1999, by and between THE CHILDREN'S BEVERAGE GROUP, INC., a Delaware corporation (the "Company"), and JON DARMSTADTER (the "Executive").

                                R E C I T A L S:
                                - - - - - - - -

     A. This Agreement amends and restates in its entirety that certain Employment Agreement between the Company and the Executive effective as of January 1, 1999 (the "Prior Employment Agreement").

     B. The Executive currently serves as the President and Chief Executive Officer of the Company.

     C. The parties acknowledge that the Executive's abilities and services are unique and essential to the prospects of the Company and that the Company's products and market potential offer a unique and important opportunity for the Executive.

     D. In light of the foregoing, the Company desires to continue the employment of the Executive as President and Chief Executive Officer of the Company upon the terms and conditions set forth in this Agreement, and the Executive desires to continue his employment upon such terms and conditions.

     NOW, THEREFORE, in consideration of the foregoing Recitals and mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Employment. The Company hereby agrees to employ the Executive for the term of this Agreement, and the Executive hereby agrees to accept such employment, in each case upon the terms and subject to the conditions set forth in this Agreement.

     2. Duties. The Executive shall serve as the President and the Chief Executive Officer of the Company. As such, he shall perform such executive duties as generally are associated with such position, together with such further and additional duties of an executive nature as from time to time may be assigned to him by the Company's Board of Directors. The Executive shall be furnished with office space, secretarial support and other assistance consistent with the character of his position. During the term of this Agreement, the Executive will devote his best efforts and his full business time and attention (exclusive of vacation periods, holidays, or periods of illness or incapacity)
to the business of the Company and his duties hereunder; provided, however, that the Executive may devote a reasonable amount of his time to industry, civic and community matters and may serve on the boards of directors of other corporations.
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     3.  Term.  Unless earlier terminated as hereinafter provided or pursuant to
Section 4 hereof, the term of this Agreement shall commence on the date hereof (the "Effective Date") and shall terminate five (5) years from the Effective Date.

     4. Termination. This Agreement shall terminate prior to the term specified in paragraph 3 hereof:

          (a)  if the Executive shall die;

          (b) if the Executive shall become Permanently Disabled, which for purposes of this Agreement shall mean his inability, in the reasonable judgment of the Board of Directors, to render the services required of him hereunder due to physical or mental incapacity for a period of 180 days in any consecutive 12 month period;

          (c) at the Board of Director's election, for "Cause", which for purposes of this Agreement shall mean the Executive's (i) dishonesty; (ii) conviction of a felony; (iii) breach of any covenant or agreement of the Executive contained in this Agreement which remains unremedied for thirty (30) days after written notice of such breach by the Executive from the Company's Board of Directors; or (iv) commission of an act of fraud on the Company, on any of the Company's affiliates or the Company's or its affiliates' subsidiaries, customers or suppliers.

     5.  Compensation.

          (a) The Company shall pay the Executive a base salary ("Base Salary") of $104,000 per annum, payable in equal monthly or semi-monthly installments measured from the Effective Date. Such salary shall, in the discretion of the Board of Directors of the Company, be reviewed for increase at least annually within ninety (90) days after the close of each fiscal year during the term of this Agreement.

          (b) In addition to Base Salary, the Executive shall be entitled to performance-based bonus payments, as determined by the Board of Directors of the Company.

          (c) In addition to all other compensation payable to the Executive pursuant to the terms of this Agreement, the Executive shall also be entitled to receive the equity-based compensation described in Exhibit A attached hereto and made a part hereof.

     6.  Benefits.

          (a) The Executive shall be entitled to medical, surgical, dental, hospital, disability, unemployment, retirement, pension, insurance benefits and other health and medial benefits made available to managerial and executive employees of the Company generally.

          (b) The Executive shall be entitled to paid vacations during each year in which this Agreement shall continue in full force and effect in accordance with the Company's standard vacation policy relating to managerial and executive employees and, in addition, shall

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be entitled to such holidays as are made available generally to managerial and executive employees of the Company.

          (c) The Executive shall be entitled to the use of an automobile and the Company shall provide him with automobile insurance.

     7.  Change of Control.

          (a) Upon a Change of Control (as defined herein) of the Company, the Company agrees to grant the Executive for a period of twenty (20) years commencing on the effective date of a Change of Control a royalty in the amount of $0.005 per pouch of children's beverage product sold by the Company, payable on a quarterly basis.

          (b) For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred upon any of the following events:

               (i) The consummation of any of the following transactions: (A) a merger, recapitalization or other business combination of the Company with or into another corporation pursuant to which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock of the Company are converted into cash, securities of another corporation or other entity or other property, other than a transaction in which the holders of the Common Stock immediately prior to such transaction (including any preliminary or other transaction relating to such transaction) will continue to own at least 55% of the total voting power of the then outstanding securities of the surviving or continuing corporation immediately after such transaction or (B) any sale, lease, exchange or other transfer (in one transaction or series of related transactions) of all, or substantially all, of the assets of the Company.

               (ii) A transaction in which any person (including any "person" as defined in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")), corporation or other entity (other than the Company, an affiliate thereof or any profit-sharing, employee ownership or other employee benefit or similar plan sponsored by the Company or any subsidiaries thereof, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities) shall become, through purchase or otherwise, the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly (in one transaction or a series of related transactions), of securities of the Company representing 20% or more of the total voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of the directors of the Company.

          (c) In the event that the Executive holds any shares of Preferred Stock of the Company upon the occurrence of a Change of Control, the Executive shall have the right upon the occurrence of a Change of Control to exchange all shares of Preferred Stock he then holds into shares of Common Stock of the Company at the rate of five (5) shares of Common Stock for each share of Preferred Stock then held by the Executive.

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     8.  Reimbursement.  The Company shall reimburse the Executive for such travel, entertainment and other business expenses reasonably incurred by him in connection with the business of the Company upon presentation by the Executive to the Company of substantiating evidence thereof in such form as the Company may reasonably require from time to time.

     9. Rights on Termination. Upon termination of this Agreement, the Company shall pay to the Executive that portion of the Executive's Base Salary which he earned for services performed up to the date (i) in the case of termination pursuant to Sections 4(a) or 4(b), of the Executive's death or Permanent Disability, (ii) in the case of the occurrence of an event specified in Section 4(c) hereof, on which such event occurred, for which he has not previously been compensated.

     10.  Confidential Information.

          (a) Except for and on behalf of the Company, the Executive shall keep confidential and shall not divulge to any other person or entity, during the term of employment or thereafter, any Confidential Information; provided, however, that nothing in this Agreement shall preclude the Executive from disclosing information (i) to parties retained to perform services for the Company or (ii) as may be required by law. For purposes of this Agreement, "Confidential Information" means all confidential and proprietary information of the Company including without limitation, all customer lists, memoranda, files, records, trade secrets, financial information and any information that the Company treats as confidential and proprietary. "Affiliate" means any company that is directly or indirectly controlled by the Company, or any company that is directly or indirectly controlled by the company that directly or indirectly controls the Company.

          (b) All papers, books and records of every kind and description relating to the business and affairs of the Company, whether or not prepared by the Executive, other than personal notes prepared by or at the direction of the Executive, shall be the sole and exclusive property of the Company, and the Executive shall surrender them to the Company at any time upon request by the President of the Company.

     11. Non-Competition and Non-Solicitation. The Executive hereby agrees that during the term of this Agreement and any extension thereof (the "Non-Compete Period"), the Executive will not (except in the Executive's capacity as an employee of the Company) directly or indirectly, either as an individual, on the Executive's own account, or as an agent, employee, director, shareholder, consultant, or otherwise, own, manage, operate, control, be or remain employed or retained by, participate in, solicit business for, or otherwise be connected in any manner whatsoever with the ownership, management, operation or control of any business competitive with any business engaged in by the Company. The Executive further agrees that during the Non-Compete Period and for one (1) year thereafter the Executive shall not:

               (i) solicit or induce or attempt to solicit or induce, any customer of the Company for which the Executive had, during the term of his employment, substantial

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     management responsibility (A) to do business with a competitor of the
     Company or (B) not to do business with the Company; or

               (ii) solicit or induce, or attempt to solicit or induce, any employee of the Company or of any Affiliate for which the Executive had, during the term of his employment, substantial management responsibility to terminate his or her relationship with the Company.

     12. Enforcement. The Executive recognizes that the provisions of Paragraphs 10 and 11 are vitally important to the continuing welfare of the Company and that money damages constitute a totally inadequate remedy for any violation thereof. Accordingly, in the event of any such violation by the Executive, the Company, in addition to any other remedies it may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to issue an injunction restraining any action by the Executive in violation of Paragraphs 10 or 11.

     13. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

     14. Notices. All notices required or permitted to be given under this Agreement shall be sufficient if in writing and mailed by certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:

          Jon Darmstadter
          c/o The Children's Beverage Group, Inc.
          237 Melvin Drive
          Northbrook, Illinois 60062

          If to the Company:

          The Children's Beverage Group, Inc.
          237 Melvin Drive
          Northbrook, Illinois 60062
          Attention: President

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois.

     16. Severability. If any provision of this Agreement shall be held invalid or unenforceable, the remainder shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

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     17.  Titles and Headings.  Titles and headings to paragraphs herein are for purposes of reference only and in no way shall limit, define or otherwise affect the provisions hereof.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year written above.

                         THE CHILDREN'S BEVERAGE GROUP, INC.



                         By: _____________________________________
                              Its: Vice President


                              ____________________________________
                              Jon Darmstadter

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                                   EXHIBIT A
                                   ---------

                           Equity-Based Compensation

     Following each full year of employment under this Agreement, the Executive will be issued options to purchase that number of shares of common stock of the Corporation having a Fair Market Value equal to three percent (3%) of revenues of the Corporation for the prior fiscal year. These options shall be issued following the audit of the Corporation for such fiscal year and the final determination of the Corporation's revenues. For purposes of this provision, "Fair Market Value" shall mean the average stock price of the Corporation for the month of December of such fiscal year.